Exhibit 21

SEMGROUP CORPORATION

Subsidiaries

Entity	Place of Incorporation/Organization
SemGroup Holdings G.P., L.L.C.	Delaware
SemGroup Holdings, L.P.	Delaware
SemOperating G.P., L.L.C.	Oklahoma
SemCap, L.L.C.	Oklahoma
SemGroup Asia, L.L.C.	Delaware
SemManagement, L.L.C.	Delaware
SemGroup Subsidiary Holding, L.L.C.	Delaware
SemCrude, L.P.	Delaware
SemCrude Pipeline, L.L.C.	Delaware
White Cliffs Pipeline, L.L.C.	Delaware
Rocky Cliffs Pipeline, L.L.C.	Delaware
Eaglwing, L.P.	Oklahoma
SemDevelopment, L.L.C.	Delaware
SemStream, L.P.	Delaware
SemStream Arizona Propane, L.L.C.	Delaware
SemFuel, L.P.	Texas
SemFuel Transport, LLC	Wisconsin
SemProducts, L.L.C.	Oklahoma
SemGas, L.P.	Oklahoma
SemKan, L.L.C.	Oklahoma
SemGas Gathering, L.L.C.	Oklahoma
SemGas Storage, L.L.C.	Oklahoma
Greyhawk Gas Storage Company, L.L.C.	Delaware
Steuben Development Company, LLC	Delaware
Woodford Midstream, LLC	Texas
Grayson Pipeline, L.L.C.	Oklahoma
SemCanada, L.P.	Oklahoma
SemCanada Crude Company	Nova Scotia
SemCanada II, L.P.	Oklahoma
SemCAMS ULC	Nova Scotia
SemCAMS Redwillow ULC	Nova Scotia
SemGreen, L.P.	Delaware
SemBio, L.L.C.	Delaware
SemMaterials, L.P.	Oklahoma
New Century Transportation LLC	Delaware
K.C. Asphalt, L.L.C.	Colorado
SemTrucking, L.P.	Oklahoma
SemMaterials Vietnam, L.L.C.	Oklahoma
Chemical Petroleum Exchange, Incorporated	Illinois
SemMexico, L.L.C.	Oklahoma
SemMexico Materials HC S. de R.L. de C.V.	Mexico
SemMaterials HC Mexico S. de R.L. de C.V.	Mexico
SemMaterials Mexico S. de R.L. de C.V.	Mexico
SemMaterials SC Mexico S. de R.L. de C.V.	Mexico
SemGroup Europe Holding L.L.C.	Delaware
SemEuro Limited	United Kingdom
SemLogistics Milford Haven Limited	United Kingdom
SemEuro Supply Limited	United Kingdom